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                                                                   Exhibit 3.11

                         CERTIFICATE OF INCORPORATION

                                       OF

                               MIKE MAC IHC, INC.

          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

          1.   The name of the Corporation is Mike Mac IHC, Inc.

          2. The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of all classes of stock that the Corporation is authorized to issue is 200 shares, of which 100 shares shall be Class A Common Stock, par value $0.10 each (the "Class A Common Stock"), and 100 shall be Class B Common Stock, par value $0.10 each (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

               All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

               a.   Voting Rights.

               i. Class A Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder.

               ii. Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such

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matters. On any matter on which the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock are entitled to vote, except as otherwise required by law, all classes of Common Stock entitled to vote shall vote together as a single class, and each holder of shares of Class B Common Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (ii) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Class B Common Stock.

          b. Dividends and Other Distributions. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock share and share alike; provided, however, that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

          c. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

     5. The name and address of the incorporator is Rachel E. Spielman, 425 Lexington Avenue, New York City, New York 10017.

     6. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

     7. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders


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for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on March 21, 1989.

                                             /s/ Rachel E. Spielman
                                             --------------------------
                                                  Rachel E. Spielman
                                                  Sole Incorporator